Exhibit 10.4.1

                              CONSULTING AGREEMENT


THIS CONSULTING AGREEMENT is entered into on January 4, 2000, by and between REVENGE MARINE, INC., a Nevada corporation (the "Company") and JOSEPH ANTONINI ("Consultant").

The Company is in the business of developing certain travel services, the marketing of which, among other things, requires product location in multiple retail locations. Consultant has represented to the Company that he has expertise and experience in locating suitable retail locations and obtaining the placement of product materials at those locations.

Therefore, in consideration of the mutual promises, covenants and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Consulting Services. During the term of this Agreement, Consultant will provide the Company with consulting services in connection with the fulfillment of the Company's needs for product location in multiple retail locations. The consulting services shall include assistance in the location of potential retail locations; assisting as requested in negotiations for placement of the Company's products in those locations; and general consulting services regarding the marketing of the Company's products. Notwithstanding anything herein to the contrary, Consultant shall not be required to perform any minimum number of hours of services under this Agreement. Furthermore, the Company recognizes and agrees that Consultant is engaged in several business activities independent of the services described herein and that, as a result of such other activities, the services requested hereunder may be provided on an "as available" basis.

2. Consulting Fee. The Company shall pay to Consultant or his designee the following consulting fees for the above services:

         (a) The Consultant shall be named to and shall serve on the Company's Advisory Board.

         (b) Upon execution of this Agreement by both parties, the Company will issue to Consultant options to acquire 1,000,000 shares of common stock of the Company at an exercise price of $.01 per share. One twelfth of the options will become exercisable every three months from the date of this Agreement, such that all options will be exercisable after three years from the date of this Agreement. Thereafter, the options will be exercisable at any time and from time to time upon written notification to the Company accompanied by payment in full of the appropriate option price. Upon exercise of the options, the stock issued to Consultant will be issued by the Company without registration and, as a result, will be restricted stock under Rule 144, promulgated by the Securities and Exchange





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Commission. If this Agreement is terminated by the Company prior to the expiration of the initial three year term, all options will become immediately exercisable.

         (c) Upon execution of this Agreement by both parties, the Company will cause to be granted to Consultant options to acquire 150,000 shares of unrestricted common stock of the Company at an exercise price of $.01 per share, exercisable at any time.

3.       Securities Representations.  Consultant hereby represents that:

         (a) He is an Accredited Investor, as that term is defined in Regulation D as issued by the Securities and Exchange Commission, he has reviewed a copy of the Company's Annual Report on Form 10-K, has discussed with the Company's management the business plans for the Company.

         (b) He has had the opportunity to question the principals of the Company as to all matters which he deems material and relevant to his decision to purchase the Company's common stock and has had the opportunity to obtain any and all additional information necessary to verify the accuracy of the information received or any other supplemental information which he deems relevant to make an informed investment decision.

         (c) He understands the risks of an investment in the Company's common stock and has consulted with an attorney or accountant to the extent he deemed it necessary in reviewing his acquisition of the Company's common stock.

         (d) He is aware that the issuance of the restricted shares of the Company's common stock has not been registered under the Securities Act of 1933, or any state securities laws, and that, therefore, he must continue to bear the economic risks of ownership of those shares for an indefinite period of time, because they cannot be sold unless the sale is so registered or an exemption from registration is available.

         (e) He is acquiring the Company's common stock for is own account, for investment, and not with the intent of distributing the stock or as a nominee for others.

4. Term. The initial term of this Agreement shall be three years from the date hereof. The term of this Agreement may be extended for an additional three year period at the option of the Company.

5.       Certain Restrictive Covenants.

         (a) Consultant recognizes and acknowledges that confidential information may exist, from time to time, with respect to the business of the Company. Accordingly, Consultant agrees that he will not disclose any confidential information relating to the business of the Company to any individual or entity during the term of this Agreement or thereafter except on a confidential basis and in connection with the fulfillment of his duties hereunder. The provisions of this paragraph shall not apply to information which is or shall





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become generally known to the public or the trade (except by reason of
Consultant's breach of its obligations hereunder), information which is or shall become available in trade or other publications (except by reason of Consultant's breach of its obligations hereunder), and information which Consultant is required to disclose by order of a court of competent jurisdiction (but only to the extent specifically ordered by such court and, when reasonably possible, if the Consultant shall give the Company prior notice of such intended disclosure so that it has the opportunity to seek a protective order if it deems appropriate).

         (b) As used in this Agreement, "confidential information" shall mean studies, plans, reports, surveys, analyses, notes, records, unpublished memoranda or documents, and all other nonpublic information relating to the Company's business activities, including, without limitation, all methods, processes, techniques, equipment, research data, marketing and sales information, personnel data, customer lists, employee lists, financial data, plans and all other techniques, know-how and trade secrets which presently or in the future are in the possession of the Company.

         (c) All memoranda, notes, records, reports, plans, papers or other documents made or compiled by or made available to Consultant in the course of its duties hereunder are and shall be the sole and exclusive property of the Company and shall be promptly delivered and returned to the Company by Consultant immediately upon termination of this Agreement.

6. Injunction. The Consultant acknowledges that the services to be rendered by it are of a special, unique and extraordinary character, and, in connection with such services, it will have access to confidential information vital to the Company's business. Accordingly, the Consultant consents and agrees that if it violates any of the provisions of paragraph 5 hereof, the Company would sustain irreparable harm and, therefore, in addition to any other remedies which may be available to it, the Company shall be entitled to apply to any court of competent jurisdiction for an injunction restraining Consultant from committing or continuing any such violation of this Agreement. Nothing in this Agreement shall be construed as prohibiting the Company from pursuing any other remedy or remedies including, without limitation, recovery of damages.

7. Independent Contractor. Neither party is hereby constituted an employee, agent or legal representative of the other party, except as expressly set forth in this Agreement, and neither is granted any right or authority hereunder to assume or create any obligation, expressed or implied, or to make any representation, covenant, warranty or guaranty, except as expressly granted or made in this Agreement. Nothing contained in this Agreement shall be construed as to constitute Consultant or any of its officers, directors or employees as employees, agents or legal representatives of the Company, it being intended that the Consultant is an independent contractor of the Company.

8. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration in Broward County, Florida, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered in any court





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having jurisdiction thereof. The arbitration shall be conducted before and by a single arbitrator selected by the parties. If the parties have not selected an arbitrator within ten (10) days of written demand for arbitration, the arbitrator shall be selected by the American Arbitration Association pursuant to the then current rules of that Association. The expenses of arbitration shall be divided equally between the parties. The duty to arbitrate shall survive the cancellation or termination of this Agreement.

9.       Miscellaneous Provisions.

         (a) This Agreement will be governed by and construed and enforced in accordance with the laws of the State of Florida.

         (b) This Agreement will be binding upon and will operate solely for the benefit of the parties to this Agreement. This Agreement may not be assigned by any party without the prior written consent of all of the parties hereto.

         (c) This Agreement contains the entire agreement of the parties as to the matters set forth herein. This Agreement cannot be altered, amended, supplemented or modified except by an instrument in writing signed by all of the parties to this Agreement.

         (d) The invalidity or unenforceability of any particular provision of this Agreement will not affect the other provisions of this Agreement, and the Agreement will be construed in all respects as if such invalid or unenforceable provisions were omitted.

         (e) If any party fails to perform its obligations under this Agreement, the non- performing party shall be liable for all claims, liabilities, losses, damages, costs and expenses, including, without limitation, reasonable attorneys' fees (through all arbitration proceedings, trial proceedings or appellate proceedings) that are incurred by any other party hereto in connection with such party's enforcing the provisions of this Agreement.

         (f) This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together shall constitute one agreement.

         (g) This Agreement may be executed by facsimile signature and any such signature shall be of the same force and effect as an original signature.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.



                                             /s/ Joseph Antonini
                                             -----------------------------------
                                             JOSEPH ANTONINI


                                             REVENGE MARINE, INC.



                                             By: /s/
                                                 -------------------------------




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